                                                   EXHIBIT 4-B

                   AMENDMENT TO THE AMENDED AND RESTATED TRUST
                                    AGREEMENT

     This AMENDMENT (the "AMENDMENT") is made as of July 6, 1999, by Israel J. Floyd, Jan M. King, Stuart C. Shears (collectively, the "ADMINISTRATIVE TRUSTEES"), The Chase Manhattan Bank, as Property Trustee ("Chase"), Hercules Incorporated, a Delaware corporation (the "SPONSOR"), and by the Holders, from time to time, of undivided beneficial interests in the assets of Hercules Trust V (the "TRUST"), a business trust created pursuant to a Trust Agreement dated as of October 14, 1998, as amended by the Amended and Restated Trust Agreement dated as of November 12, 1998 (as amended, the "TRUST AGREEMENT").

     WHEREAS, the Trustees and the Sponsor have established the Trust pursuant to the Trust Agreement for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Auction Rate Reset Junior Subordinated Notes Series A (the "SUBORDINATED NOTES") and engaging in only those activities necessary, advisable or incidental thereto;

     WHEREAS, the Trust Agreement provides for the issuance of one class of preferred securities representing undivided beneficial interests in the assets of the Trust (the "PREFERRED SECURITIES") having such terms as are set forth in Annex I thereto ("ANNEX I");

     WHEREAS, the Trust Agreement and Annex I provide for amendment of the Trust Agreement and the Preferred Securities, subject to satisfaction of certain requirements;

     WHEREAS, the parties hereto desire to modify certain provisions of the Preferred Securities to reflect a modification in the manner of calculation in the Distribution Rate on the Preferred Securities and to provide that no Remarketing (as defined in the Trust Agreement) of the Preferred Securities shall occur;

     WHEREAS, this Amendment does not affect the rights, powers, duties, obligations or immunities of the Property Trustee or of the Delaware Trustee;

     WHEREAS, all things necessary to make this Amendment a valid amendment and agreement according to its terms have been done;

     NOW THEREFORE, in consideration of their mutual covenants contained herein and in the Trust Agreement, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                    Article 1

     Section 1.01. Application of Articles 1 and 2. The provisions of Article One and Article Two hereof shall apply to the Preferred Securities and the Common Securities and the certificates thereto shall be appropriately amended.

     Section 1.02. Amendment of Distribution Rate Calculation on the Preferred Securities. Section 2 of Annex I is hereby amended to read in its entirety as follows:

               "2. Distributions.

                    (a) Distributions with respect to the Liquidation Amount of
               $1,000 per Security (the "LIQUIDATION AMOUNT") of each Security will accrue and be payable at a rate (the "DISTRIBUTION RATE") (such rate being the rate of interest payable on the Subordinated Notes to be held by the Property Trustee) per annum, from and including the date of issuance to but excluding the date such Securities are redeemed, equal to LIBOR plus 175 basis points, compounded quarterly; provided that, notwithstanding the foregoing, if the Securities are not redeemed because the Sponsor fails to pay the principal amount of the Subordinated Notes on the date such amount becomes due, then from and including such due date to but excluding the date the Securities are redeemed, the Distribution Rate shall equal the Default Rate, compounded quarterly, but only to the extent permitted by applicable law.

                    (b) Distributions that are not paid when due will bear
               additional distributions thereon compounded quarterly at the applicable periodic Distribution Rate specified above (to the extent permitted by applicable law). Distributions are payable if and to the extent the Subordinated Note Issuer makes a payment of Additional Interest (as defined in the Indenture) upon the occurrence of certain events specified in the Indenture. The term "DISTRIBUTIONS", as used herein, includes any such additional distributions unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Subordinated Notes held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

                    (c) Distributions on the Securities will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999, and on the Mandatory Redemption Date (each a "DISTRIBUTION Date"), will accumulate from and including the most recent date to which Distributions have been paid or, if no Distributions have been paid, from November 12, 1998, to but excluding the related Distribution Date, except as otherwise described below.

                    The Distribution Rate in effect for the period from and
               including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect thereafter, for each quarterly period from and including the immediately preceding Distribution Date to but excluding the applicable Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Distribution Date and shall equal LIBOR plus 175 basis points. The amount of Distributions payable for any quarterly period shall be computed on the basis of year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Distribution Date is not a Business Day, then such Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day.

                    As used herein, "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

                    (d) Distributions on the Securities will be payable to the
               Holders thereof as they appear on the books and records of the Trust on the fifteenth day prior to each Distribution Date. Subject to any applicable laws and regulations and the provisions of the Agreement, each such payment in respect of the Preferred Securities will be made in respect of any global certificate representing Securities, to the Depository (or other applicable Depository), which shall credit the relevant accounts at the Depository (or such other Depository) on the applicable payment dates, or in respect of Securities in certified form, by check mailed to the address of the Holder entitled thereto as such address shall appear on the register; provided, however, that at the written request of any Holder of at least $10,000,000 aggregate Liquidation Amount of Preferred Securities received by the Property Trustee not later than the fifteenth day prior to the applicable Distribution Date, Distributions accrued on such Preferred Securities will be payable by wire transfer within the continental United States in immediately available funds to the bank account number of such Holder specified in such request. The relevant record dates for the Common Securities shall be the same as the record dates for the Preferred Securities. Distributions payable on any Securities that are not punctually paid on any Distribution Date, as a result of the Subordinated Note Issuer having failed to make a payment under the Subordinated Notes, will cease to be payable to the Holder on the relevant record date, and such defaulted Distributions will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture.

                    (e) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities."

     Section 1.03. Certain Definitions. Section 1.01 of the Trust Agreement is hereby amended by deleting the definitions of "Pre-Remarketing Distribution Date." Any and all remaining references to such term in the Trust Agreement shall be deemed to refer to "DISTRIBUTION DATE."

     Section 1.04. Amendment of Securities. The Holder of the Common Securities and the Holder of the Preferred Securities (by signing separate consents to this Amendment) agree to surrender the certificates representing the Securities to the Property Trustee in exchange for new certificates reflecting the amended terms provided for in this Amendment in the forms set forth as Exhibits A-1 and A-2 attached hereto. Such replacement certificates shall be executed by an Administrative Trustee, and authenticated and delivered by the Property Trustee to such Holders upon surrender of the old certificates. The surrendered certificates shall be canceled by the Property Trustee and shall no longer be outstanding.

                                    Article 2

     Section 2.01. Elimination of Remarketing. (a) The definition of "Mandatory Redemption Date" contained in Section 1.01 of the Trust Agreement is hereby amended to read in its entirety as follows:

               ""MANDATORY REDEMPTION DATE" means the earlier to occur of: (i) November 10, 1999 and (ii) the ninetieth day following the issuance of the Sponsor of shares of Common Stock in a public offering occurring after the date hereof, underwritten by Banc of America Securities, LLC and generating gross proceeds from sales to the public of not less than $150 million. The Sponsor shall promptly notify the Trustees of an event specified in clause
               (ii), specifying the date thereof."

               (b) Section 4.03(e) of the Trust Agreement is hereby amended to read in its entirety as follows:

               "(e) to negotiate the terms of, execute, enter into, sign on behalf of the Trust and deliver the Purchase Agreement, in the form of Exhibit C, providing for the sale of the Preferred Securities."

               (c) Article 6 of the Trust Agreement is hereby amended by:

                    (i) inserting as the first section thereof the following new
               Section 6.01A:

                    "Notwithstanding anything contained herein to the contrary, no Remarketing shall occur, no Reset Settlement Date shall be designated or shall occur and the Securities shall be redeemed at the Mandatory

                    Redemption Price on the Mandatory Redemption Price."

                    (ii) deleting each of Sections 6.02, 6.03, 6.04, 6.05, 6.06 and 6.07 in its entirety.

               (d) The Trust Agreement is further amended by deleting Section 3 of Annex I in its entirety.

                                   Article 3

     Section 3.01. Ratification of the Trust Agreement; this Amendment. The Trust Agreement is in all respects ratified and confirmed, and this Amendment shall be deemed part of the Trust Agreement in the manner and to the extent herein and therein provided. The provisions of this Amendment shall supersede the provisions of the Trust Agreement to extent the Trust Agreement is inconsistent herewith.

     Section 3.02. Trustees Not Responsible for Recitals. The recitals herein contained are made by the Sponsor and not by the Trustees, and the Trustees assumes no responsibility for the correctness thereof. The Trustees make no representation as to the validity or sufficiency of this Amendment.

     Section 3.03. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws, without regard to its principles of conflicts of laws.

     Section 3.04. Severability. If any provision in the Trust Agreement or this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.05. Counterparts. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Amendment.

     Section 3.06. Terms Defined. All terms defined elsewhere in the Trust Agreement shall have the same meanings when used herein.

     Section 3.07. Waiver of Tax Opinion.. The parties hereto (including the Holder of the Preferred Securities by its separate consent to this Amendment) waive the requirement set out in Section 8 of Annex I to the Trust Agreement for a reasoned Opinion of Counsel of independent tax counsel.

     IN WITNESS WHEREOF, the parties have signed this Amendment as of the date and year first above written.

                                       /s/ Israel J. Floyd
                                      -----------------------------------------
                                      Israel J. Floyd, not in his individual
                                       capacity but solely as
                                       Administrative Trustee of the Trust


                                       /s/ Jan M. King
                                      -----------------------------------------
                                      Jan M. King, not in her individual
                                       capacity but solely as
                                       Administrative Trustee of the Trust


                                       /s/ Stuart C. Shears
                                      -----------------------------------------
                                      Stuart C. Shears, not in his individual
                                       capacity but solely as
                                       Administrative Trustee of the Trust


                                      HERCULES INCORPORATED,
                                       as Sponsor and Holder of the
                                       Common Securities

                                      By: /s/ George MacKenzie
                                         --------------------------------------
                                         Name: George MacKenzie
                                         Title: Senior Vice President and Chief
                                                Financial Officer


                                      THE CHASE MANHATTAN BANK, not
                                       in its individual capacity, but solely as Property Trustee of the Trust


                                      By:  /s/ Joseph C. Progar
                                          -------------------------------------
                                          Name:  Joseph C. Progar
                                          Title: Authorized Officer

                                                              EXHIBIT A-1

                    [FORM OF PREFERRED SECURITY CERTIFICATE]

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF OR (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) AGREES, WITH RESPECT TO ANY TRANSFER, TO PROVIDE TO THE PROPERTY TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND (3), ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.

Certificate Number                           Number of Preferred Securities
------------------                           ------------------------------

                                                      CUSIP NO. 427099 20 5

                   Certificate Evidencing Preferred Securities

                                       of

                                HERCULES TRUST V

                     Auction Rate Reset Preferred Securities
               (Liquidation Amount $1,000 per Preferred Security)

     HERCULES TRUST V, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), hereby certifies that ______________ (the "HOLDER") is the registered owner of __________ securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Auction Reset Rate Preferred Securities (Liquidation Amount $1,000 per Preferred Security) (the "PREFERRED SECURITIES"). This Preferred Security is transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of November 12, 1998, as the same may be amended from time to time, including the designation of the terms of the Preferred Securities as set forth in Annex I to the Agreement (the "AGREEMENT"). Capitalized terms used but not defined herein shall have the meaning given them in the Agreement. The Sponsor will provide a copy of the Agreement, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Agreement and is entitled to the benefits thereunder and to the benefits of the Preferred Securities Guarantee to the extent provided therein.

     By acceptance, the Holder agrees to treat, for United States Federal income tax purposes, the Subordinated Notes as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Subordinated Notes.


                                      A1-2

     IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of ___________, ____.

                                       HERCULES TRUST V


                                       By:
                                          ---------------------------
                                          Name:
                                          Title:   Administrative Trustee


                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                This is one of the Preferred Securities referred to in the within-mentioned Agreement.

Dated:          __________, ____

                                       THE CHASE MANHATTAN BANK,
                                        as Property Trustee


                                       By:
                                          --------------------------
                                          Authorized Signatory



                                      A1-3

                          [FORM OF REVERSE OF SECURITY]

     Distributions with respect to the Liquidation Amount of $1,000 per Preferred Security (the "LIQUIDATION AMOUNT") will accrue and be payable at a rate (the "DISTRIBUTION RATE") (such rate being the rate of interest payable on the Subordinated Notes to be held by the Property Trustee) per annum, from and including the date of issuance to but excluding the date such Securities are redeemed, equal to LIBOR plus 175 basis points, compounded quarterly; provided that, notwithstanding the foregoing, if the Securities are not redeemed because the Sponsor fails to pay the principal amount of the Subordinated Notes on the date such amount becomes due, then from and including such due date to but excluding the date the Securities are redeemed, the Distribution Rate shall equal the Default Rate, compounded quarterly, but only to the extent permitted by applicable law.

     Distributions that are not paid when due will bear additional distributions thereon compounded quarterly at the applicable periodic Distribution Rate specified above (to the extent permitted by applicable law). Distributions are payable if and to the extent the Subordinated Note Issuer makes a payment of Additional Interest (as defined in the Indenture) upon the occurrence of certain events specified in the Indenture. The term "DISTRIBUTIONS", as used herein, includes any such additional distributions unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Subordinated Notes held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

     Distributions on this Preferred Security will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999, and on the Mandatory Redemption Date (each a "DISTRIBUTION DATE"), will accumulate from and including the most recent date to which Distributions have been paid or, if no Distributions have been paid, from November 12, 1998, to but excluding the related Distribution Date, except as otherwise described below.

     The Distribution Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking Days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect thereafter, for each quarterly period from and including the immediately preceding Distribution Date to but excluding the applicable Distribution Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Distribution Date and shall equal LIBOR plus 175 basis points. The amount of Distributions payable for any quarterly period shall be computed on the basis of year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Distribution Date is not a Business Day, then such Distribution Date will be the next succeeding Business Day, except if such Business Day is in the


                                      A1-4
next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day.

     As used herein, "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

     Subject to other conditions set forth in the Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and cause the Subordinated Notes to be distributed to the Holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Subordinated Notes, cause a Like Amount of the Securities to be redeemed by the Trust.

     This Preferred Security shall be redeemable as provided in the Agreement.




                                      A1-5

                              ---------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     ------------------------

Signature:
          -------------------

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee(1):
                     --------------------------------------


---------------------

(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.



                                      A1-6

                                                                 EXHIBIT A-2

                      [FORM OF COMMON SECURITY CERTIFICATE]

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND THE PROVISIONS OF THE AMENDED AND RESTATED TRUST AGREEMENT OF HERCULES TRUST V DATED AS OF NOVEMBER 12, 1998, AS AMENDED FROM TIME TO TIME.



                                      A2-1

Certificate Number                          Number of Common Securities
------------------                                    6,200

                    Certificate Evidencing Common Securities

                                       of

                                HERCULES TRUST V

                      Auction Rate Reset Common Securities
                 (Liquidation Amount $1,000 per Common Security)

     HERCULES TRUST V, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), hereby certifies that Hercules Incorporated (the "HOLDER") is the registered owner of __________ securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Auction Rate Reset Common Securities (Liquidation Amount $1,000 per Common Security) (the "COMMON SECURITIES"). Except as set forth in the Agreement (as defined herein), the Common Securities are not transferable. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of November 12, 1998, as the same may be amended from time to time, including the designation of the terms of the Common Securities as set forth in Annex I to the Agreement (the "AGREEMENT"). Capitalized terms used but not defined herein shall have the meaning given them in the Agreement. The Sponsor will provide a copy of the Agreement, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Agreement and is entitled to the benefits thereunder and to the benefits of the Common Securities Guarantee to the extent provided therein.

     By acceptance, the Holder agrees to treat, for United States Federal income tax purposes, the Subordinated Notes as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Subordinated Notes.




                                      A2-2

     IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of ___________, ____.

                                             HERCULES TRUST V

                                             By:
                                                -------------------------------
                                                Name:
                                                Title: Administrative Trustee


                                      A2-3

                     [FORM OF REVERSE OF COMMON SECURITY]

     Distributions with respect to the Liquidation Amount of $1,000 per common Security (the "LIQUIDATION AMOUNT") will accrue and be payable at a rate (the "DISTRIBUTION RATE") (such rate being the rate of interest payable on the Subordinated Notes to be held by the Property Trustee) per annum, from and including the date of issuance to but excluding the date such securities are redeemed, equal to LIBOR plus 175 basis points, compounded quarterly; provided that, notwithstanding the foregoing, if the securities are not redeemed because the Sponsor fails to pay the principal amount of the Subordinated Notes on the date such amount becomes due, then from and including such due date to but excluding the date the Securities are redeemed, the Distribution Rate shall equal the Default Rate, compounded quarterly, but only to the extent permitted by applicable law.

     Distributions that are not paid when due will bear additional distributions thereon compounded quarterly at the applicable periodic Distribution Rate specified above (to the extent permitted by applicable law). Distributions are payable if and to the extent the Subordinated Note Issuer makes a payment of Additional Interest (as defined in the indenture) upon the occurrence of certain events specified in the indenture. The term "DISTRIBUTIONS", as used herein, includes any such additional distributions unless otherwise stated. A distribution is payable only to the extent that payments are made in respect of The Subordinated Notes held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

     Distributions on this Common Security will be cumulative, will be payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing February 12, 1999, and on the Mandatory Redemption date (each a "DISTRIBUTION DATE"), will accumulate from and including the most recent date to which distributions have been paid or, if no Distributions have been paid, from November 12, 1998, to but excluding the related Distribution Date, except as otherwise described below.

     The Distribution Rate in effect for the period from and including November 12, 1998 to but excluding February 12, 1999 shall be the rate determined by the Calculation Agent two London Banking days prior to November 12, 1998 and shall equal LIBOR plus 175 basis points. The Distribution Rate in effect thereafter, for each quarterly period from and including the immediately preceding Distribution Date to but excluding the applicable Distribution Date, shall be determined by the Calculation Agent two London Banking days prior to such immediately preceding Distribution Date and shall equal LIBOR plus 175 basis points. The amount of Distributions payable for any quarterly period shall be computed on the basis of year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Except as provided in the last sentence of this paragraph, the amount of Distributions payable for any period shorter than a full quarterly period for which Distributions are computed will be computed on the basis of the actual number of days elapsed per 30-day month. If a Distribution Date is not a Business Day, then such Distribution Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day.


                                      A2-4

     As used herein, "LONDON BANKING DAY" means any day on which dealings iN deposits in U.S. Dollars are transacted in the london interbank market.

     Subject to other conditions set forth in the Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and cause the Subordinated Notes to be distributed to the Holders to the Securities in liquidation of the Trust or, simultaneously with any redemption of the Subordinated Notes, cause a Like Amount of the Securities to be redeemed by the Trust.

     This Common Security shall be redeemable as provided in the Agreement.



                                      A2-5